EXHIBIT 23



                 CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors and Shareholders
Kollmorgen Corporation:



  We consent to the incorporation by reference in the Registration Statements of Kollmorgen Corporation on Form S-3 (No. 2-90655), on
Form S-8 (No. 2-64648), on Form S-8 (No. 33-44229), on Form S-8
(No. 33-48953), on Form S-8 (No.333-21409) and on Form S-8 (No. 333-21379)
of our report dated January 27, 1997, on our audits of the consolidated financial statements of Kollmorgen Corporation as of December 31, 1996, and 1995, and for the three years in the period ended December 31, 1996, which report is included in the 1996 Annual Report on Form 10-K.



                               COOPERS & LYBRAND, L.L.P.

                               /s/  Coopers & Lybrand L.L.P.

Boston, Massachusetts
March 25, 1997